Exhibit 10.10

DATED 5 MARCH 2014

(1) AQUABOUNTY TECHNOLOGIES, INC.

(2) INTREXON CORPORATION

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made on 5 March 2014

BETWEEN:

(1)	AQUABOUNTY TECHNOLOGIES, INC., incorporated and registered in the state of Delaware, USA with registered number 2282110 and whose principal place of business is at Two Clock Tower Place, Suite 395, Maynard, MA 01754 USA (the “Company”); and

(2)	INTREXON CORPORATION, incorporated and registered in the state of Virginia, USA with registered number 06154801 and whose principal place of business is at 20358 Seneca Meadows Parkway, Germantown, MD 20876 USA (“Intrexon”).

WHEREAS:

Intrexon has agreed to subscribe for the New Shares (as defined below) in the capital of the Company and the parties have agreed to regulate the terms of the Subscription (as defined below) on the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	The following words and expressions where used in this Agreement have the meanings given to them below:

Admission shall have the meaning given to it in clause 2.1.2 of this Agreement.

Admission Condition shall have the meaning given to it in clause 2.2 of this Agreement.

Advisers Act shall have the meaning given to it in clause 5.1.11(d) of this Agreement.

Agreement shall have the meaning given to it in the preamble of this Agreement.

AIM means AIM, a market operated by the London Stock Exchange.

AIM Rules means the AIM Rules for Companies published by the London Stock Exchange.

Authorities shall have the meaning given to it in clause 5.1 of Schedule 1 of this Agreement.

Board means the board of directors of the Company from time to time.

Business Day means any day other than a Saturday, Sunday or English bank or public holiday.

Bylaws means the corporate bylaws of the Company in effect as at the date of this Agreement.

Certificate of Incorporation means the amended and restated certificate of incorporation of the Company, as amended.

Circular shall have the meaning given to it in clause 2.5 of this Agreement.

Common Shares means the shares of common stock, par value one tenth of one cent ($0.001) per share of the Company.

Companies Act means the Companies Act 2006.

Company shall have the meaning given to it in the preamble of this Agreement.

Completion means completion of the Subscription, (subject to the full satisfaction of the Conditions) in accordance with clause 2.12.

Completion Date means the date on which Completion occurs.

Conditions means the conditions to Completion set out in clause 2.1.

Copyright means copyright, which includes all rights in computer software and in databases and all rights or forms of protection which have equivalent or similar effect to the foregoing and which subsist anywhere in the world.

Directors means the directors of the Company from time to time.

Exchange Act shall have the meaning given to it in clause 5.1.11(d) of this Agreement.

FSA means the Financial Services Authority.

FSMA means the Financial Services and Markets Act 2000.

Group means the Company and any company which is a subsidiary undertaking of the Company from time to time and references to “Group Company” and “member of the Group” shall be construed accordingly.

Intellectual Property Rights includes patents, inventions, Know-How, trade secrets and other confidential information, registered designs, Copyright, database rights, design rights, rights affording equivalent protection to copyright, database rights and design rights, topography rights, trade marks, service marks, business names, trade names, domain names, registration of an application to register any of the aforesaid items, rights to sue for passing-off and rights in the nature of any of the aforesaid items in any country.

Intrexon shall have the meaning given to it in the preamble of this Agreement.

Intrexon Representatives shall have the meaning given to it in clause 5.1.1 of this Agreement.

Intrexon Warranties means the warranties set out in clause 5.

Know-How means inventions, discoveries, improvement, processes, formulae, techniques, specifications, technical information, methods, tests, reports, component lists, manuals, instructions, drawings and information relating to customers and suppliers (whether written, unwritten or in any other form and whether confidential or not).

London Stock Exchange means London Stock Exchange plc.

New Shares means the 19,040,366 Common Shares in the capital of the Company to be subscribed by Intrexon under the terms of this Agreement.

Notice has the meaning set forth in clause 9.1.

Pre-Completion means the satisfaction of the conditions and obligations set forth in clauses 2.7 to 2.10 (inclusive).

Prospectus Rules means the Prospectus Rules made by the Financial Services Authority under Part VI of the FSMA.

Publicly Announced means the making by the Company of an announcement on a Regulatory Information Service provided by the London Stock Exchange, within the 6 month period immediately preceding the date of this Agreement.

Resolutions means the resolutions of the Stockholders of the Company in the approved terms, inter alia, waiving the application of the pre-emption rights contained in Section 4(c) of the Certificate of Incorporation, waiving the application of Section 4(d) of the Certificate of Incorporation, and approving the Second Amended and Restated Certificate of Incorporation.

SEC shall have the meaning given to it in clause 5.1.11(a) of this Agreement.

Securities Act means the U.S. Securities Act of 1933, as amended.

Share means any share in or of capital stock issued by the Company from time to time.

Share Price means US$0.5252 per share, which represents (i) the closing price per share for the Company’s Common Shares on AIM (which will be quoted in British pounds sterling) on the day before the date of this Agreement, divided by (ii) the exchange rate for British pounds sterling and U.S. dollars on the date of this Agreement.

Stockholder means any holder of any Share from time to time.

Subscription means the subscription by Intrexon for the New Shares in accordance with the terms of this Agreement.

Subscription Amount means the sum of $10,000,000, being the aggregate subscription price payable by Intrexon for the New Shares.

US Laws shall have the meaning given to it in clause 3.1 of Schedule 1 of this Agreement.

USA or U.S. means the United States of America.

Warranties means the warranties and representations set out in Schedule 1 of this Agreement.

1.2	Unless the context otherwise requires, words and expressions defined in or having a meaning provided by the Companies Act shall have the same meaning in this Agreement.

1.3	Unless the context otherwise requires, references in this Agreement to:

1.3.1	any of the masculine, feminine and neuter genders shall include other genders;

1.3.2	the singular shall include the plural and vice versa;

1.3.3	a person shall include a reference to any natural person, body corporate, unincorporated association, partnership, firm and trust;

1.3.4	any statute or statutory provision shall be deemed to include any instrument, order, regulation or direction made or issued under it and shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, consolidated, re-enacted or replaced except to the extent that any amendment or modification made after the date of this Agreement would increase any liability or impose any additional obligation under this Agreement;

1.3.5	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than that of England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term; and

1.3.6	any time or date shall be construed as a reference to the time or date prevailing in England.

1.4	The headings in this Agreement are for convenience only and shall not affect its meaning. References to a clause, Schedule, Exhibit or paragraph are (unless otherwise stated) to a clause or paragraph of, or Schedule or Exhibit to, this Agreement. The Schedules and Exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.5	A document expressed to be “in the approved terms” means a document, the terms of which have been approved by the parties to the Agreement and a copy of which has been identified as such and initialled by or on behalf of each such party.

1.6	In construing this Agreement, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	SUBSCRIPTION

Conditions

2.1	Subject to clause 3, Completion shall be conditional in all respects on:

2.1.1	the passing of the Resolutions; and

2.1.2	the admission of the New Shares to trading on AIM becoming effective in accordance with the latest edition of the AIM Rules (“Admission”).

2.2	The Company agrees to notify Intrexon in writing within one Business Day of the last of the Condition in clause 2.1.1 (but not clause 2.1.2 (the “Admission Condition”)) being satisfied and the Company shall provide such evidence as Intrexon may reasonably request as to the satisfaction of these Conditions.

2.3	From the date of this Agreement until Completion (or termination of this Agreement), the Company undertakes to Intrexon that it shall take no action that is inconsistent with the provisions of this Agreement or the consummation of the Subscription as contemplated by this Agreement.

2.4	If the Conditions have not been satisfied in full on or before April 15, 2013, this Agreement (other than this clause 2.4 and clauses 4, 7, 8, 9 and 10) shall have no further effect and in such event no party to this Agreement shall have any claim against the other parties to this Agreement for costs, damages, compensation or otherwise, provided that such termination shall be without prejudice to any accrued rights or obligations of any party under this Agreement or the ability of Intrexon to bring a claim against the Company for a breach of the Warranties.

Signing of this Agreement

2.5	The Company agrees that, promptly (but in no event more than five days) following the date of this Agreement, it will send to each Stockholder entitled thereto a circular incorporating a notice convening a special meeting of the Stockholders of the Company (the “Circular”) containing the Resolutions, in accordance with the requirements of the Bylaws and the Certificate of Incorporation.

2.6	Upon signing of this Agreement, the Company shall deliver to Intrexon duly passed resolutions of the Board in terms reasonably satisfactory to Intrexon approving the entry into this Agreement and granting all necessary authorities to implement its terms including, subject to the satisfaction of the Conditions and receipt of the subscription monies from Intrexon, the issue of the New Shares to Intrexon in accordance with the terms of this Agreement.

Pre-Completion

2.7	Pre-Completion shall take place remotely via the exchange of documents and signatures on the Business Day immediately following notification by the Company to Intrexon, under clause 2.2, of all of the Conditions (other than the Admission Condition) being satisfied.

2.8	At Pre-Completion, the Company shall deliver to Intrexon certified copies of the Resolutions.

2.9	Subject to clause 2.11, at Pre-Completion Intrexon shall subscribe in cash (conditional upon Admission) for the New Shares, at a price per share equal to the Share Price, and Intrexon shall pay its Subscription Amount into the following bank account of the Company and such payment shall constitute a full and proper discharge by Intrexon of its obligations under this clause 2.9:

Bank:	Citizens Bank
Bank Address:	28 State Street, Boston, MA 02109
Account number:	XXXXXXXXXX
Routing number:	XXXXXXXXX
ABA:	XXXXXXXXX

2.10	Subject to clause 2.11, at Pre-Completion, upon receipt by the Company of the Subscription Amount pursuant to clause 2.9, the Company shall allot (conditional upon Admission) Intrexon the New Shares and enter the name of Intrexon in the Company’s stock register as the holder of the New Shares.

Completion

2.11	Completion shall take place automatically upon Admission. Promptly following Completion, the Company shall deliver to Intrexon a share certificate in respect of the New Shares and enter the name of Intrexon in the Company’s stock register as the holder of the New Shares.

3.	TERMINATION

3.1	If at any time prior to Completion:

3.1.1	it comes to the knowledge of Intrexon (whether by way of receipt of a notification pursuant to clause 4.4 or otherwise) that any of the Warranties was materially untrue, inaccurate or misleading when made and/or that any of the Warranties has ceased to be materially true or accurate or has become materially misleading by reference to the facts and circumstances then subsisting, provided, that for purposes of this clause 3.1.1 any materiality qualifier in a Warranty shall be read without such qualifier; or

3.1.2	the Company shall fail, in a material way, to comply with any of its obligations under this Agreement,

then Intrexon shall be entitled to terminate its obligations under this Agreement by giving notice to the Company at any time prior to Completion.

3.2	If at any time prior to Completion it comes to the knowledge of the Company that any of the Intrexon Warranties was materially untrue, inaccurate or misleading when made and/or that any of the Intrexon Warranties has ceased to be materially true or accurate or has become materially misleading, the Company shall be entitled to terminate its obligations under this Agreement by giving notice to Intrexon at any time prior to Completion.

4.	COMPANY WARRANTIES

4.1	The Company, upon the execution of this Agreement, warrants and represents to Intrexon in the terms of the Warranties. The Company acknowledges that Intrexon has relied on the Warranties in entering into this Agreement.

4.2	No fact, matter, event or circumstance of which Intrexon has or may be deemed to have knowledge (actual, constructive or imputed) shall prejudice any claim made by Intrexon under the Warranties or operate to reduce any amount recoverable.

4.3	The Warranties are given at the date of this Agreement. The Warranties shall continue in full force and effect until Completion.

4.4	The Company undertakes to Intrexon that it will immediately notify Intrexon upon its becoming aware at any time up to Completion:

4.4.1	that any of the Warranties was materially untrue, inaccurate or misleading at the date of this Agreement; or

4.4.2	that any of the Warranties would be materially untrue, inaccurate or misleading if it were to be repeated at any time before Completion by reference to the facts and circumstances then subsisting.

4.5	Each Warranty shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or any other provision in this Agreement.

4.6	Where any statement in the Warranties is qualified by the expression “so far as the Company is aware” or any similar expression, the Company shall be deemed to have knowledge of:

4.6.1	anything of which any of the Directors or officers of the Company has knowledge or is deemed by clause 4.6.2 or 4.6.3 to have knowledge;

4.6.2	anything of which a Director or officer of the Company ought reasonably to have knowledge given his particular position in and responsibility to the Group; and

4.6.3	anything of which it would have had knowledge had it made enquiry immediately before giving the Warranties.

4.7	The Company agrees with Intrexon:

4.7.1	to waive any right or claim which it may have against any of its officers, employees, agents or advisers for any error, omission or misrepresentation of any such information or opinion (provided that nothing in this clause shall exclude any liability of any person for fraudulent misrepresentation); and

4.7.2	that any such right or claim shall not constitute a defence to any claim by Intrexon under or in relation to this Agreement (including the Warranties).

LIMITATIONS

Time Limits

4.8	The Company shall not be liable for any claim under the Warranties (other than clauses 3, 10 and 11 of the Warranties) unless Intrexon gives written notice thereof to the Company before the expiry of six months following the Completion Date (containing such details of the claim under the Warranties, including its anticipated value, as Intrexon has available to them within 60 days after becoming aware of the claim under the Warranties).

Maximum Liability

4.9	For all claims under the Warranties or other claims under this Agreement, the aggregate amount of the liability of the Company shall not exceed the Subscription Amount.

5.	INTREXON WARRANTIES

5.1	Intrexon represents and warrants that:

5.1.1	The Company has afforded Intrexon and each of Intrexon’s attorneys, accountants, investment advisors and other representatives (the “Intrexon Representatives”) full, complete and unrestricted access to all financial reports and information of the Company requested by Intrexon or the Intrexon Representatives. Intrexon is familiar with the business and operations of the Company and has had the opportunity to obtain the advice of the Intrexon Representatives with respect to all aspects of this Agreement. Intrexon is entering into this Agreement and purchasing the New Shares from the Company of its own free will and the Subscription Amount and terms of payment are fair, equitable and desired by Intrexon.

5.1.2	Intrexon is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act. Intrexon understands and acknowledges that: (i) the New Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from registration provisions of the Securities Act, and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations, warranties and covenants of Intrexon set forth in this clause 5, and Intrexon hereby consents to such reliance.

5.1.3	[Reserved]

5.1.4	Intrexon understands that the New Shares have not been registered under the Securities Act, the securities laws of any state of the USA or the securities laws of any other jurisdiction, nor is such registration contemplated, and Intrexon will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase, or otherwise acquire or take a pledge of) any of the New Shares, except in compliance with the Securities Act and other applicable securities laws and the respective rules and regulations promulgated thereunder.

5.1.5	[Reserved]

5.1.6	Intrexon acknowledges that (i) transfers of the New Shares are restricted by the provisions of the Certificate of Incorporation and (ii) that legends stating that the New Shares have not been registered under the Securities Act or other applicable securities laws and setting out or referring to the restrictions on the transferability and resale of the New Shares will be placed on all documents evidencing the New Shares, and accordingly, it may not be possible for Intrexon to readily, if at all, liquidate its investment in the Company in the case of an emergency or otherwise.

5.1.7	Intrexon has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Shares, is able to bear the risks of an investment in the Company and understands the risks of, and other considerations relating to, a purchase of New Shares.

5.1.8	Intrexon undertakes to the Company that it will immediately notify the Company upon its becoming aware at any time up to Completion:

(i)	that any of the Intrexon Warranties was materially untrue, inaccurate or misleading at the date of this Agreement; or

(ii)	that any of the Intrexon Warranties would be materially untrue, inaccurate or misleading if it were to be repeated at any time before Completion.

5.1.9	Intrexon is acquiring the New Shares to be acquired hereunder for Intrexon’s own account for investment purposes only and not with a view to or for the sale in connection with any distribution of all or any part of such New Shares. Intrexon has become aware of the Company and the opportunity to subscribe for New Shares directly from the Company or its affiliates or agents, and not by means of any general solicitation or general advertising (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising).

5.1.10	Intrexon has the power and authority to enter into this Agreement and each other document required to be executed and delivered by Intrexon in connection with this Subscription for New Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (ii) the person signing this Agreement on behalf of Intrexon has been duly authorized to execute and deliver this Agreement and each other document required to be executed and delivered by Intrexon in connection with this Subscription for New Shares. The execution and delivery by Intrexon of, and compliance by Intrexon with, this Agreement and each other document required to be executed and delivered by Intrexon in connection with this Subscription for New Shares do not violate, represent a breach of, or constitute a default under, any instruments governing Intrexon, any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to Intrexon or Intrexon’s business or properties, or any agreement to which Intrexon is a party or by which Intrexon is bound. This Agreement has been duly executed by Intrexon and when executed by the Company will constitute a valid and legally binding agreement of Intrexon, enforceable against it in accordance with its terms.

5.1.11	Neither (x) Intrexon, (y) any other person who, through Intrexon’s ownership, would be deemed to beneficially own 20% or more of the outstanding voting equity securities[1] of the Company, and (z) any person(s) who have the authority to make decisions with respect to the undersigned’s outstanding securities of the Company (collectively, the “Intrexon Parties”):

(a)	has, within the last 10 years, been convicted of a felony or misdemeanor, (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”) or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(b)	is currently subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last 5 years, that restrains or enjoins Intrexon from engaging in any conduct or practice (i) in connection with

[1]

Note that the term “voting securities” has not been specifically defined by the U.S. Securities and Exchange Commission (the “SEC”). The SEC intends such term to be applied based on whether securityholders have or share the ability, either currently or on a contingent basis, to control or significantly influence the management and policies of the issuer through the exercise of a voting right. For example, the SEC would consider that securities that confer to securityholders the right to elect or remove the directors or equivalent controlling persons of the issuer, or to approve significant transactions such as acquisitions, dispositions or financings, would be considered voting securities for these purposes. Conversely, securities that confer voting rights limited solely to approval of changes to the rights and preferences of the class would not be considered voting securities for these purposes.

the purchase or sale of any security, (ii) involving the making of a false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker-dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(c)	is currently subject to a Final Order[2] of a state securities commission (or an agency or officer of a state performing similar functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a State performing like functions), an appropriate federal banking agency, the National Credit Union Administration, or the U.S. Commodity Futures Trading Commission, that (i) bars any Intrexon Party from (A) association with an entity regulated by such commission, authority, agency, or officer; (B) engaging in the business of securities, insurance, or banking; or (C) engaging in savings association or credit union activities; or (ii) constitutes a Final Order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last 10 years;

(d)	is currently subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 203(e) or (f) of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) that (i) suspends or revokes such Intrexon Party’s registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on Intrexon’s activities, functions or operations or (iii) bars such Intrexon Party from being associated with any entity or from participating in the offering of any penny stock;

(e)	is currently subject to any order of the SEC, entered in the last 5 years, that orders Intrexon to cease and desist from committing or causing a violation or future violation of (i) any scienter-based antifraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (ii) Section 5 of the Securities Act;

[2]	A “Final Order” is a written directive or declaratory statement issued by a federal or State agency under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or State agency. A Final Order may still be subject to appeal and otherwise meet this definition.

(f)	is currently suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(g)	has filed as a registrant or issuer, or the issuer has been named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within the last 5 years, (i) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (ii) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued;

(h)	has been subject to (i) a United States Postal Service false representation order entered into within the last 5 years, or (ii) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations; or

(i)	If the statements described in clauses (a) through (h) of this Section 5.1.11 apply to any Intrexon Party, the Intrexon Party has obtained a waiver from disqualification under Rule 506(d) either (i) from the SEC or (ii) from the court or regulatory authority that entered the relevant order, judgment or decree.

6.	ASSIGNMENT

If at any time Intrexon (or any person holding the legal title to the Common Shares as nominee, custodian or trustee or otherwise on behalf of Intrexon) transfers any of its Common Shares, its rights and/or benefits arising from, or in connection with, this Agreement (including the benefit of the Warranties) shall be assignable in whole or in proportionate part to the transferee of such Common Shares or any interest therein.

7.	APPLICABLE LAW AND JURISDICTION

7.1	This Agreement and the rights and obligations of the parties including all non-contractual obligations arising under or in connection with this Agreement shall be governed by and construed in accordance with the laws of Delaware.

7.2	The parties irrevocably submit to the non-exclusive jurisdiction of the courts of Massachusetts in respect of any claim, dispute or difference arising out of or in connection with this Agreement and/or any non-contractual obligation arising in connection with this Agreement, provided that nothing contained in this clause shall be taken to have limited the right of Intrexon to proceed in the courts of any other competent jurisdiction.

8.	GENERAL

Entire agreement

8.1	This Agreement (together with any documents referred to herein or entered into pursuant to this Agreement contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and any such document. Each of the parties acknowledges that it is entering into this Agreement without reliance on any undertaking or representation given by or on behalf of the other party, other than as expressly contained in this Agreement, provided that nothing in this clause shall exclude any liability of either party for fraudulent misrepresentation.

8.2	This Agreement shall not be construed as creating any partnership or agency relationship between any of the parties.

Variations and waivers

8.3	No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of all the parties and expressed to be such a variation.

8.4	No failure or delay by Intrexon or time or indulgence given in exercising any remedy or right under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

8.5	No waiver by any party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such party. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

Effect of Completion

8.6	The provisions of this Agreement, insofar as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

Counterparts

8.7	This Agreement may be executed as two or more counterparts and execution by any of the parties of any one of such counterparts will constitute due execution of this Agreement.

Further assurance

8.8	Each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to this Agreement.

Other remedies

8.9	Any remedy or right conferred upon Intrexon for breach of this Agreement shall be in addition, and without prejudice, to all other rights and remedies available to them.

Third party rights

8.10	Where, in connection with this Agreement (or any other agreement or arrangement to be entered into by Intrexon in accordance with this Agreement), the Company undertakes any obligation in respect of any person (other than, or in addition to, Intrexon), the Company unconditionally and irrevocably acknowledges and agrees that Intrexon is entering into this Agreement (or any such other agreement or arrangement) and accepting the benefits of such obligations not only for itself but also as agent and trustee for such other person.

8.11	No provision of this Agreement is intended to benefit or be enforceable by any third party pursuant to the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999. Notwithstanding any benefits or rights conferred by this Agreement on any third party by virtue of the Contracts (Rights of Third Parties) Act 1999, the parties to this Agreement may vary, terminate or rescind this Agreement without obtaining the consent of any such third party.

9.	NOTICES

Form of Notice

9.1	Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each a “Notice” for the purposes of this clause) shall be in writing and signed by or on behalf of the person giving it.

Method of service

9.2	Service of a Notice must be effected by one of the following methods;

9.2.1	by hand to the relevant address set out in clause 9.4 and shall be deemed served upon delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time;

9.2.2	by prepaid international airmail to the relevant address set out in clause 9.4 and shall be deemed served at the start of the fourth Business Day after the date of posting; or

9.2.3	by facsimile transmission to the relevant facsimile number set out in clause 9.4 and shall be deemed served on despatch if despatched during a Business Day, or at the start of the next Business Day if despatched at any other time, provided that in each case a receipt indicating complete transmission of the Notice is obtained by the sender and that a copy of the Notice is also despatched to the recipient using a method described in clause 9.2.1 or clause 9.2.2 no later than the end of the next Business Day.

9.3	In clause 9.2 “during a Business Day” means any time between 9.30 a.m. and 5.30 p.m. on a Business Day based on the local time where the recipient of the Notice is located. References to “the start of a Business Day” and “the end of a Business Day” shall be construed accordingly.

Address for service

9.4	Notices shall be addressed as follows:

9.4.1	Notices for the Company shall be marked for the attention of:

Name:	the Company Secretary

Address:	Two Clock Tower Place, Suite 395, Maynard, MA 01754 USA

Fax number:	+1 978-897-3217

9.4.2	Notices for the Intrexon shall be marked for the attention of:

Name:	General Counsel

Address:	20358 Seneca Meadows Parkway, Germantown, MD 20876 USA

Fax number:	+1 301-556-9902

Change of details

9.5	A party may change its address for service provided that it gives all other parties not less than 14 days’ prior notice in accordance with this clause 9. Until the end of such notice period, service on either address shall remain effective.

THIS AGREEMENT has been duly executed and delivered as a deed on the date stated above.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

AQUABOUNTY TECHNOLOGIES, INC.

By:	/s/ David Frank
Name:	David Frank
Title:	Chief Financial Officer and Secretary

INTREXON CORPORATION

By:	/s/ Don Lehr
Name:	Don Lehr
Title:	Chief Legal Officer

AquaBounty – Subscription Agreement

SCHEDULE 1

Warranties

1.	Circular

Statements of fact contained in the Circular are true and accurate in all material respects and not misleading in any material respect and there are no facts, matters or circumstances known, or which could after due and proper consideration and enquiry have been known, to the Company or any of the Directors which are not disclosed in the Circular, the omission of which would, or might reasonably be expected to, materially affect the ability of the Company’s Stockholders to properly consider the matters contained therein.

2.	Liabilities

2.1	Save as Publicly Announced or disclosed in the Circular, the Company has no outstanding borrowings of any nature or amount (including, without limitation, any overdraft facilities; loans; invoice discounting factoring or other financial facilities).

3.	Compliance with Laws

3.1	Subject to the passing of the Resolutions, the execution of this Agreement by the Company and the creation and issue of the New Shares will comply in all respects with the FSMA, the rules and regulations of the FSA and the London Stock Exchange, the Prospectus Rules, the AIM Rules, the General Corporation Law of the State of Delaware, the federal securities laws of the USA, and all applicable state and federal laws and regulations of the USA (collectively, the “US Laws”), and all other relevant laws and regulations of the United Kingdom and elsewhere and will comply with and will not infringe or exceed any limits, powers or restrictions or the terms of any agreement, obligation or commitment to which the Company or any Group Company is a party or by which the Company or any Group Company is bound.

3.2	Each Group Company and its officers, agents and employees (past and present) in the course of their respective duties have complied in all material respects with all applicable laws and regulations of the United Kingdom, the European Community and any foreign jurisdiction in which the business of such Group Company is carried on, including, without limitation, the US Laws.

4.	Position Since the Accounts Date

4.1	Save as Publicly Announced or disclosed in the Circular, since June 30, 2013:

4.1.1	the business of the Group has been carried on in the ordinary and usual course;

4.1.2	there has been no significant adverse change in the financial or trading position of the Group taken as a whole;

4.1.3	no member of the Group has acquired or disposed of or agreed to acquire or dispose of any of its assets or businesses other than in the ordinary course of trading; and

4.1.4	no member of the Group has paid or made any payment or transfer to stockholders of any dividend, bonus, loan or distribution.

5.	Licences and Consents

5.1	Save as Publicly Announced or disclosed in the Circular, the Group has all material licences, consents, approvals, permissions, permits, certificates, qualifications, registrations and other authorisations (public and private) necessary for the proper and efficient operation of its current businesses in the places and in the manner in which the business is now carried on (together the “Authorities”).

5.2	Save as Publicly Announced or disclosed in the Circular, all of the Authorities are in full force and effect and are not limited in duration or subject to any unusual or onerous conditions, and have been complied with in all material respects.

5.3	Save as Publicly Announced or disclosed in the Circular, so far as the Company is aware, there are no circumstances which indicate that any of the Authorities will be revoked or not renewed, in whole or in part, whether as a result of the transactions contemplated by this Agreement or otherwise.

6.	Intellectual Property

6.1	Except as disclosed on Schedule 2, the Company owns or possesses sufficient legal rights to all Intellectual Property Rights necessary for its business as now conducted, without any known infringement of the rights of others. The Company is not aware of any allegations that the Company is presently violating any of the Intellectual Property Rights of any other Person.

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7.	Options and Warrants

7.1	Save as Publicly Announced or disclosed in the Circular, there are no options, warrants or other agreements or arrangements in force which call for the issue to any person, or accord to any person the right to call for the issue of any shares in the capital of the Group or any other securities of any member of the Group.

8.	Assets

8.1	All the material assets necessary for the operation of the business of the Group, as currently carried on, are legally and beneficially owned or leased by the Company or the applicable member of the Group.

8.2	The Group’s fixed asset register provided to Intrexon sets out a complete and accurate record of the plant, machinery, vehicles and equipment owned or used by it.

9.	Litigation

Save as Publicly Announced or disclosed in the Circular or on Schedule 2, no member of the Group nor any Director nor any other person for whom the Company or any member of the Group is or may be vicariously liable is engaged in any material legal or arbitration proceedings or is the subject of any disciplinary proceedings or enquiries by any governmental or regulatory bodies which individually or collectively may have, or have had during the 12 months preceding the date of this Agreement, a material effect on the financial position of the Group and, so far as the Company is aware, no such legal or arbitration proceedings are threatened or pending nor are there any circumstances of which the Company is aware which may give rise to any such legal or arbitration proceedings being threatened or commenced.

10.	Capitalization and Issuance

10.1	As of the date of this Agreement, the authorized capital of the Company consists of 200,000,000 shares of Common Stock, par value of $0.001 per share, and 40,000,000 shares of Preferred Stock, par value $0.01 per share, of which 125,305,471 shares of Common Stock are issued and outstanding.

10.2	The New Shares (i) are duly authorized, (ii) when issued and sold to Intrexon will be validly issued, (iii) after receipt of all consideration due therefore, will be fully paid and nonassessable with no personal liability attaching to the ownership thereof and (iv) will be free and clear of any and all liens, charges, restrictions, claims and encumbrances, except as set forth in this Agreement or the Certificate of Incorporation.

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10.3	Based in part on, and in reliance upon the accuracy of, the representations and warranties of Intrexon set forth in clause 5 of this Agreement, the offer, sale and issuance of the New Shares in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and are exempt from the qualification or registration requirements of applicable U.S. state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the New Shares to any Person or Persons so as to bring the sale of such New Shares by the Company within the registration provisions of the Securities Act or any U.S. state securities laws.

11.	Authorization

11.1	This Agreement has been duly executed by the Company and when executed by Intrexon will constitute a valid and legally binding agreement of the Company, enforceable against it by Intrexon in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws.

11.2	Except for the conditions listed in clause 2.1 of this Agreement, all corporate action on the part of the Company and its officers and Directors necessary for (i) the authorization, execution, delivery and performance of all obligations of the Company under each of this Agreement and the Certificate of Incorporation has been taken and (ii) the issuance and sale by the Company of the New Shares hereunder has been taken.

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SCHEDULE 2

On July 25, 2013, the Company set a notice of termination to Genesis Group, Inc. (“Genesis”) which terminated the License Agreement dated July 10,1996 (as amended), which was originally entered into by and among the Company’s predecessors in interest, A/F Protein Inc. and A/F Protein Canada Inc, and HSC Research and Development Partnership and Genesis (the “License Agreement”). On October 18, 2013, the Company received a letter from Genesis’ counsel disputing the termination of the License Agreement. The Company and Genesis are currently negotiating a settlement agreement under which the Company will pay Genesis C$150,000 in return for (i) a complete release from Genesis for any claims it may have against the Company under the License Agreement, and (ii) a perpetual license for the Company to make use of the technology and licensed patents covered under the License Agreement.